                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

 [X]   Preliminary Proxy Statement                      [ ]   Confidential,  for Use of the Commission Only
                                                              (as permitted by Rule14a-6(e)(2))
 [ ]   Definitive Proxy Statement
 [ ]   Definitive Additional Materials
 [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CALPINE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


     ---------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:


     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:


     ---------------------------------------------------------------------------

     (5)  Total fee paid:


     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials. Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


     ---------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:


     ---------------------------------------------------------------------------

     (3)  Filing Party:


     ---------------------------------------------------------------------------

     (4)  Date Filed:


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                                       2

                                 [CALPINE LOGO]

                              CALPINE CORPORATION
                          50 WEST SAN FERNANDO STREET
                           SAN JOSE, CALIFORNIA 95113
                            ------------------------

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2001

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Calpine Corporation, a Delaware corporation (the "Company"), will be held at the Boston Harbor Hotel, located at 70 Rowes Wharf, Boston, Massachusetts 02110, at 9:00 a.m., Eastern Standard Time, on May 17, 2001, for the purpose of considering and voting upon the following matters:

     1. To elect two Class II Directors to the Board of Directors, each for a term of three years;

     2. To act upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.001 per share ("Common Stock");

     3. To ratify the appointment of Arthur Andersen LLP as independent accountants for the Company for the fiscal year ending December 31, 2001; and

     4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     These matters are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 23, 2001 are entitled to notice of and to vote at the 2001 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company's Eastern Regional offices located at The Pilot House, 2nd Floor, Lewis Wharf, Boston, Massachusetts 02110, for at least 10 days prior to the meeting, and will also be available for inspection at the meeting.

     Representation of at least a majority of all outstanding shares of Common Stock of the Company is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. Your proxy may be revoked at any time prior to the time it is voted.

     Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                          By Order of the Board of Directors

                                          PETER CARTWRIGHT
                                          Chairman of the Board, President
                                          and Chief Executive Officer

April 19, 2001
San Jose, California

                              CALPINE CORPORATION
                          50 WEST SAN FERNANDO STREET
                           SAN JOSE, CALIFORNIA 95113

                                PROXY STATEMENT
                                    FOR THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                              CALPINE CORPORATION
                           TO BE HELD ON MAY 17, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement is being furnished to the stockholders of Calpine Corporation, a Delaware corporation ("Calpine" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the 2001 Annual Meeting of Stockholders of the Company, to be held at 9:00 a.m., Eastern Standard Time, on May 17, 2001, at the Boston Harbor Hotel, located at 70 Rowes Wharf, Boston, Massachusetts 02110 and at any and all adjournments or postponements thereof. At the 2001 Annual Meeting of Stockholders, the stockholders of the Company are being asked to consider and vote upon (i) the election of two Class II Directors, each for a term of three years, (ii) a proposal to amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of common stock, par value $.001 per share (the "Common Stock") and (iii) the ratification of the appointment of Arthur Andersen LLP as independent accountants for the Company for the year ending December 31, 2001.

     This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of the Company on or about April 19, 2001. The Company's 2000 Annual Report to Stockholders, which includes audited financial statements, is being mailed to stockholders of the Company concurrently with this Proxy Statement. Additional copies are available without charge upon request. The 2000 Annual Report to Stockholders is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made. Requests for such copies or additional copies of the 2000 Annual Report to Stockholders should be directed to the Secretary of the Company, 50 West San Fernando Street, San Jose, California 95113.

RECORD DATE, VOTING AND QUORUM

     The close of business on March 23, 2001 was the record date (the "Record Date") for stockholders entitled to notice of and to vote at the 2001 Annual Meeting of Stockholders. At the close of business on the Record Date, 285,075,132 shares of Common Stock were outstanding.

     Each stockholder will be entitled to one vote per share, in person or by proxy, for each share of Common Stock held in such stockholder's name as of the Record Date on any matter submitted to a vote of stockholders at the 2001 Annual Meeting of Stockholders. Directors will be elected by a plurality of the votes cast for the election of directors. Approval of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. An affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the meeting is required for approval of each of the other items being submitted to the stockholders for a vote at the meeting. In the case of the proposed amendment to the Certificate of Incorporation, both abstentions and proxies for which a broker, bank or institutional holder does not have discretionary voting authority and has not received voting instructions from the beneficial owner ("broker non-votes") will have the effect of a vote against the proposal. On each of the other items being submitted to a vote of stockholders,
(i) abstentions will
be treated as present and entitled to vote and, therefore, will have the effect of a vote against the proposal and (ii) broker non-votes will be treated as shares not present and entitled to vote.

     The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the 2001 Annual Meeting of Stockholders. All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting.

PROXIES AND SOLICITATION COSTS

     Shares of Common Stock represented by properly executed proxies received in time for voting at the 2001 Annual Meeting of Stockholders will, unless such proxy is revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them (i) FOR the election of the Board of Directors nominees as Class II Directors, (ii) FOR the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock and
(iii) FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the Company for the year ending December 31, 2001. No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the 2001 Annual Meeting of Stockholders, but should any other matter requiring a vote of stockholders be properly brought before the 2001 Annual Meeting of Stockholders, it is the intention of the persons named in the enclosed form of proxy to vote all proxies in accordance with their best judgment on such matters.

     This solicitation is being made by the Company. The entire cost of soliciting proxies will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone or electronically by officers and other employees of the Company who will not receive additional compensation for such solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Common Stock, and such persons will be reimbursed for their expenses.

  Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 50 West San Fernando Street, San Jose, California 95113, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the 2001 Annual Meeting of Stockholders and voting in person. Attendance at the 2001 Annual Meeting of Stockholders will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company no later than December 17, 2001 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The proposal must be mailed to the Secretary of the Company, 50 West San Fernando Street, San Jose, California 95113. Proposals may be included in the proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission. Notification to the Company of stockholder proposals to be introduced at the 2002 Annual Meeting of Stockholders that are not included in the proxy statement relating to that meeting must be received by the Company no more than 60 days nor less than 20 days prior to the date announced by the Company for the 2002 Annual Meeting of Stockholders.

      MATTERS TO BE CONSIDERED AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS

                      PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

     The Company's Bylaws currently provide that the number of directors that shall constitute the Board of Directors shall not be less than five nor more than nine, with the actual number within these limits to be fixed from time to time by resolution of the Board of Directors or by the stockholders. The authorized number of directors is currently set at eight. The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, with each class having a three-year term. Two seats have been designated as Class II Board seats, with the term of the directors occupying such seats expiring as of the 2001 Annual Meeting of Stockholders. Three seats each have been designated as Class III and Class I Board seats, respectively. The directors elected to Class III will continue to hold office until the 2002 Annual Meeting and until such directors' successors have been elected and qualified or until their earlier death, resignation or removal. The directors elected to Class I will continue to hold office until the 2003 Annual Meeting of Stockholders and until such directors' successors have been elected and qualified or until their earlier death, resignation or removal.

     At the 2001 Annual Meeting of Stockholders, the Company intends to nominate Ann B. Curtis and V. Orville Wright for re-election as Class II Directors, each of whom currently serves as a Class II Director. Each would be elected to serve for a three-year term ending at the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal.

     Mr. Wright has advised the Company that he intends to retire as a director when the Company identifies a successor to him as a director. Since that time, the Company has been actively engaged in a search to identify a successor to Mr. Wright and has retained the executive search firm of Heidrick & Struggles to assist it in its search for a suitable successor to Mr. Wright. Mr. Wright has agreed to stand for re-election as a Class II Director on the understanding that, as soon as a successor is identified, he will resign from the Board of Directors and the Board will elect a successor to serve for the remainder of Mr. Wright's term.

     The proxy holders intend to vote all proxies received by them for each of the nominees for election as a Class II Director unless instructions to the contrary are marked on the proxy. In the event that a nominee is unable or declines to serve as a director at the time of the 2001 Annual Meeting of Stockholders and the Board of Directors designates a replacement nominee, the proxies will be voted for the replacement nominee. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

     Set forth in the table below is a list of the Company's directors, together with certain biographical information.

            NAME              AGE                     PRINCIPAL OCCUPATION                     CLASS
            ----              ---                     --------------------                     -----
Peter Cartwright............  71     Chairman of the Board, President and Chief Executive       III
                                     Officer of the Company
Ann B. Curtis...............  50     Executive Vice President, Chief Financial Officer and       II
                                       Corporate Secretary of the Company
Jeffrey E. Garten...........  54     Dean of the Yale School of Management                        I
Michael P. Polsky...........  51     President, SkyGen Energy LLC and Senior Vice               III
                                     President, Calpine Corporation
Susan C. Schwab.............  46     Dean of the School of Public Affairs at the University     III
                                     of Maryland
George J. Stathakis.........  70     International Investment Banker                              I
John O. Wilson..............  62     Senior Research Fellow, Berkeley Roundtable on the           I
                                       International Economy and Executive Vice President
                                       and Chief Economist, SDR Capital Management
V. Orville Wright...........  80     Retired Co-Chief Executive Officer of MCI                   II
                                     Communications Corp.

NOMINEES FOR CLASS II DIRECTORS WITH TERMS EXPIRING IN 2004

     Ann B. Curtis has served as Executive Vice President of the Company since August 1998, and before that had been Senior Vice President of the Company since September 1992, and has been employed by the Company since its inception in 1984. Ms. Curtis became a director of the Company in September 1996. She is responsible for the Company's financial and administrative functions, including the functions of general counsel, corporate and project finance, accounting, human resources, public relations and investor relations. Ms. Curtis also has overall management responsibility for the Company's Western, Central and Eastern Regional Offices, and serves as Chief Financial Officer and Corporate Secretary for the Company. From the Company's inception in 1984 through 1992, she served as the Company's Vice President for Management and Financial Services. Prior to joining the Company, Ms. Curtis was Manager of Administration for Gibbs & Hill, Inc., an architect/engineering firm which specialized in power engineering projects.

     V. Orville Wright became a director of the Company in January 1997. Mr. Wright served in various positions with MCI Communications Corp., including Vice Chairman and Co-Chief Executive Officer from 1988 to 1991, Vice Chairman and Chief Executive Officer from 1985 to 1987, and President and Chief Operating Officer from 1975 to 1985. Prior to 1975, Mr. Wright served in senior positions at Xerox Corp. from 1973 to 1975, at Amdahl Corporation from 1971 to 1973, at RCA from 1969 to 1971, and at IBM from 1949 to 1969.

CONTINUING CLASS III DIRECTORS WITH TERMS EXPIRING IN 2002

     Peter Cartwright founded the Company in 1984 and has since served as a director and as the Company's President and Chief Executive Officer. Mr. Cartwright became Chairman of the Board of Directors of the Company in September 1996. From 1979 to 1984, Mr. Cartwright was Vice President and General Manager of Gibbs & Hill, Inc.'s Western Regional Office. From 1960 to 1979, Mr. Cartwright worked for General Electric Corporation's Nuclear Energy Division. His responsibilities included plant construction, project management and new business development. He served on the Board of Directors of nuclear fuel manufacturing companies in Germany, Italy and Japan. Mr. Cartwright was responsible for General Electric's technology development and licensing programs in Europe and Japan. Mr. Cartwright obtained a Master of Science Degree in Civil Engineering from Columbia University in 1953 and a Bachelor of Science Degree in Geological Engineering from Princeton University in 1952.

     Michael P. Polsky became a director in October 2000 in connection with the Company's acquisition of SkyGen Energy LLC (see "Certain Relationships and Related Transactions" below). He is the President, Chief Executive Officer and founder of SkyGen Energy LLC, a wholly owned business unit of Calpine

Corporation. In 1985, Mr. Polsky co-founded Indeck Energy Services, Inc. He has held management positions with Fluor Engineers, Brown Boveri Turbomachinery and Bechtel Power Corporation.

     Susan C. Schwab became a director of the Company in January 1997. Dr. Schwab has served as Dean of the School of Public Affairs at the University of Maryland since August 1995. Dr. Schwab served as Director, Corporate Business Development at Motorola, Inc. from July 1993 to August 1995. She also served as Assistant Secretary of Commerce for the U.S. and Foreign Commercial Service from March 1989 to May 1993.

CONTINUING CLASS I DIRECTORS WITH TERMS EXPIRING IN 2003

     Jeffrey E. Garten became a director of the Company in January 1997. Mr. Garten has served as Dean of the Yale School of Management and William S. Beinecke Professor in the Practice of International Trade and Finance since November 1995. Mr. Garten served as Undersecretary of Commerce of International Trade from November 1993 to October 1995. He was a managing director of The Blackstone Group, an investment banking firm, from October 1990 to October 1992. Prior thereto, Mr. Garten founded and managed The Eliot Group, a small investment bank, from November 1987 to October 1990, and served as managing director of Lehman Brothers from January 1979 to November 1987.

     George J. Stathakis became a director of the Company in September 1996 and has served as a Senior Advisor to the Company since December 1994. Mr. Stathakis has been providing financial, business and management advisory services to numerous corporations since 1985. He also served as Chairman of the Board and Chief Executive Officer of Ramtron International Corporation, an advanced technology semiconductor company, from 1990 to 1994. From 1986 to 1989, he served as Chairman of the Board and Chief Executive Officer of International Capital Corporation, a subsidiary of American Express. Prior to 1986, Mr. Stathakis served 32 years with General Electric Corporation in various management and executive positions. During his service with General Electric, Mr. Stathakis founded the General Electric Trading Company and was appointed its first President and Chief Executive Officer.

     John O. Wilson became a director of the Company in January 1997. Mr. Wilson has served as a Senior Research Fellow at the Berkeley Roundtable on the International Economy and as Executive Vice President and Chief Economist of SDR Capital Management since January 1999. Mr. Wilson served as Executive Vice President and Chief Economist at Bank of America from August 1984 to January 1999. He joined Bank of America in June 1975 as Director of Economics-Policy Research. He served as a faculty member at the University of California at Berkeley from September 1979 to June 1991, at the University of Connecticut from September 1974 to June 1975, and at Yale University from January 1967 to September 1970. Mr. Wilson also served as Director of Regulatory Analysis of the U.S. Atomic Energy Commission from April 1972 to October 1972, as Director of Welfare Reform of the Department of Health, Education and Welfare from April 1971 to April 1972, and as Assistant Director of the U.S. Office of Economic Opportunity from August 1969 to April 1971.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Company's Board of Directors held 19 meetings and acted by unanimous written consent twice in 2000. The Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. The Audit Committee meets with the Company's finance and accounting managers and its independent public accountants to review the adequacy of internal controls and the results and scope of the audit and other services provided by the independent auditors. The Audit Committee is comprised of John O. Wilson (Chair), Jeffrey E. Garten and V. Orville Wright. The Audit Committee held four meetings in 2000. The Compensation Committee administers salaries, incentives and other forms of compensation for executive officers of the Company, as well as certain incentive compensation and benefit plans of the Company. The Compensation Committee is comprised of Susan
C. Schwab (Chair), Jeffrey E. Garten, and V. Orville Wright. After the 2001 Annual Meeting of Stockholders, Jeffrey E. Garten will assume the chairmanship of the Compensation Committee. The Compensation Committee held five meetings and acted by unanimous written consent once in 2000. The Executive Committee is empowered to take actions on behalf of the Board of Directors, particularly in the event such actions are necessary on short notice. The Executive Committee is comprised of Peter Cartwright (Chair), George J. Stathakis and John O. Wilson. The Executive Committee acted by unanimous written consent twice in 2000. There is currently no Nominating Committee. The Board of Directors as a whole has oversight for recommendations regarding the size of the Board of Directors and for recruiting and recommending candidates for election to the Board of Directors. The Company has retained the executive search firm of Heidrick & Struggles to assist it in its search for candidates for election to the Board of Directors.

DIRECTOR COMPENSATION

     As of January 1, 2001, non-employee members of the Board of Directors are each paid an annual fee of $42,000 and are reimbursed for all expenses incurred in attending meetings of the Board of Directors or any committee thereof. The chairs of the Compensation Committee and the Audit Committee receive an additional annual fee of $7,000. Under the Automatic Option Grant Program in effect under the Company's 1996 Stock Incentive Plan, each non-employee Board member receives, on an annual basis, an option grant to purchase shares of Common Stock equal in value to $20,000. The shares subject to these option grants vest upon the optionee's completion of one year of Board service measured from the grant date. Each option has an exercise price per share equal to the fair market value per share of Common Stock on the grant date and a term of 10 years, subject to earlier termination upon the optionee's cessation of Board service. Each option is immediately exercisable for all the option shares, but any shares purchased upon exercise of the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. However, option shares issuable upon exercise of options granted will immediately vest on an accelerated basis upon certain changes in control of the Company or upon the death or disability of the optionee while a Board member.

     Non-employee directors are also eligible to participate in the Director Fee Option Grant Program in effect under the 1996 Stock Incentive Plan, pursuant to which they may elect to apply all or a portion of their annual retainer fee towards the acquisition of special below-market option grants. For each director, the number of shares of Common Stock subject to these options is determined by dividing (i) the portion of the annual retainer fee each director elects to apply toward the acquisition of options by (ii) 66 2/3% of the fair market value per share of Common Stock on the grant date. Each option has an exercise price per share equal to 33 1/3% of the fair market value per share of Common Stock on the grant date. The options became fully exercisable on December 31, 2000. The options have a term of 10 years, subject to earlier termination of two years following cessation of Board service.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the stockholders vote "FOR" the election of the Class II Director nominees listed above.

                 PROPOSAL TWO: AMENDMENT TO THE CERTIFICATE OF
                INCORPORATION TO INCREASE THE AUTHORIZED SHARES

BACKGROUND

     Under the Company's Certificate of Incorporation, the Company is authorized to issue up to 500,000,000 shares of Common Stock. As of December 31, 2000, 283,715,058 shares of Common Stock were issued and outstanding. In addition, approximately 35,140,000 shares were reserved for issuance under the Company's stock-based employee compensation and incentive plans, approximately 44,900,000 shares were reserved for issuance in connection with convertible securities issued by the Company or subsidiaries of the Company, approximately 31,260,000 shares were reserved for issuance in connection with acquisition transactions, and approximately 104,985,000 shares were available for future corporate purposes.

THE PROPOSAL

     The Board of Directors has unanimously adopted a resolution declaring it advisable to amend the Certificate of Incorporation to increase from 500,000,000 to 1,000,000,000 the number of shares of Common Stock that the Company has the authority to issue. This amendment is being submitted to the stockholders of the Company for approval.

REASONS FOR THE AMENDMENT

     At the 2000 Annual Meeting of Stockholders, the stockholders approved an increase in the authorized Common Stock of the Company from 100,000,000 shares of Common Stock to 500,000,000 shares of Common Stock. Since that time, in connection with the rising price of its Common Stock, the Company declared two 2 for 1 splits of its Common Stock, effective on June 8, 2000 and November 14, 2000, respectively. In addition, the Company has completed two registered offerings of its Common Stock, and two registered offerings of securities convertible into its Common Stock, thereby raising needed capital for the Company. The Company and has also issued, or reserved for issuance, shares of its Common Stock in connection with several acquisition transactions. Accordingly, much of the additional Common Stock authorized to be issued has been issued or is reserved for issuance.

     The Board of Directors believes that it is in the Company's best interest to increase the number of authorized but unissued shares of Common Stock in order to have additional shares available to meet the Company's future business needs as they arise. While the Company's management has no current arrangements, agreements, understandings or plans for the use of the additional shares proposed to be authorized, the Board of Directors believes that the availability of such additional shares will provide the Company with the flexibility to issue Common Stock for a variety of purposes that the Board of Directors may deem advisable. These purposes could include, among other things, the sale of stock to raise additional capital, the purchase of property or assets, the acquisition or merger into the Company of other companies, the use of stock for various equity compensation and other employee benefit plans and arrangements, the declaration of stock splits or dividends, and other bona fide corporate purposes. In some situations, the issuance of additional shares of Common Stock could have a dilutive effect on earnings per share, and, for a stockholder who does not purchase additional shares to maintain its, his or her pro rata interest, on a stockholder's percentage voting power in the Company. If authorized, the additional shares of Common Stock could be issued without further action by the Company's stockholders, unless stockholder approval is required by law, regulation or stock exchange rule.

     Although an increase in the authorized shares of Common Stock could, under certain circumstances, be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Board of Directors is not proposing this amendment to the Certificate of Incorporation in response to any effort known to the Board of Directors to accumulate Common Stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders. Finally, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Certificate of Incorporation which could be construed as affecting the ability of third parties to take over or to change the control of the Company.

     In addition to the Common Stock, the Certificate of Incorporation currently grants to the Board of Directors the authority to authorize the issuance up to 10,000,000 shares of preferred stock, in one or more series, without stockholder approval. The Board of Directors has authorized the issuance of up to 500,000 shares of Series A Participating Preferred Stock in connection with the exercise of certain preferred stock purchase rights associated with the Common Stock. The Company has also authorized the issuance of one share of Special Voting Preferred Stock in connection with the Company's acquisition of Encal Energy Ltd. There are no shares of preferred stock (or Series A Participating Preferred Stock) currently outstanding. The one share of Special Voting Preferred Stock will be issued upon consummation of the Company's acquisition of Encal Energy Ltd., which is expected to occur by the end of April 2001. The proposed amendment to the Certificate of Incorporation would not change the Company's authority to issue shares of preferred stock, including in connection with any preferred stock purchase rights.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the stockholders vote "FOR" the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

                 PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP served as independent public accountants for the Company for the fiscal year ended December 31, 2000. Subject to stockholder ratification, the Board of Directors has reappointed the firm to serve as the Company's independent public accountants for the year ending December 31, 2001. Accordingly, a resolution will be presented at the 2001 Annual Meeting of Stockholders to ratify the appointment of Arthur Andersen LLP by the Board of Directors as independent public accountants to audit the accounts and records of the Company for the fiscal year ending December 31, 2001. In the event that stockholders fail to ratify the appointment of Arthur Andersen LLP, the Board of Directors would reconsider such appointment. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent public accounting firm at anytime during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

     The Audit Committee of the Board of Directors has determined that the accounting advice and tax services provided by Arthur Andersen LLP are compatible with maintaining Arthur Andersen LLP's independence.

     One or more representatives of Arthur Andersen LLP are expected to be present at the 2001 Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

FEES BILLED TO THE COMPANY BY ARTHUR ANDERSEN LLP DURING FISCAL 2000

AUDIT FEES

     Arthur Andersen LLP's fees for performing the Company's audit for the fiscal year ended December 31, 2000 were approximately $1,428,000, and its fees relating to the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 were approximately $156,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage Arthur Andersen LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

ALL OTHER FEES

     The aggregate amount of fees billed by Arthur Andersen LLP for all services rendered during the fiscal year ended December 31, 2000, other than as described above in "-- Audit Fees," was approximately $2,796,000.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 2001.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the 2001 Annual Meeting of Stockholders other than those set forth herein and in the Notice of Annual Meeting accompanying this Proxy Statement. However, if any other matters properly come before the meeting, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock as of December 31, 2000 by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table below and (iv) all executive officers and directors of the Company as a group.

                                                           NUMBER OF SHARES       PERCENTAGE OF SHARES
         NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED(1)    BENEFICIALLY OWNED(1)
         ------------------------------------            ---------------------    ---------------------
Putnam Investments, Inc.(2)............................        17,317,717                   6.1%
  One Post Office Square
  Boston, MA 02109
FMR Corporation(3).....................................       [16,833,072]                 [5.9%]
  82 Devonshire Street
  Boston, MA 02109
Wellington Management Company, LLP(4)..................        16,570,100                  5.89%
  75 State Street
  Boston, MA 02109
Peter Cartwright(5)....................................         9,507,838                   3.2%
Ann B. Curtis(6).......................................         2,332,063                     *
Jeffrey E. Garten(7)...................................           181,416                     *
Robert D. Kelly(8).....................................           873,711                     *
Thomas R. Mason(9).....................................            47,112                     *
Michael P. Polsky......................................         1,792,480                     *
Susan C. Schwab(10)....................................            88,880                     *
George J. Stathakis(11)................................           324,632                     *
John O. Wilson(12).....................................           158,636                     *
V. Orville Wright(13)..................................           192,060                     *
All executive officers and directors as a group (12
  persons)(14).........................................        15,179,664                  5.11%

---------------
  *  Less than one percent

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants or upon the conversion of convertible securities that are immediately exercisable or convertible or that will become exercisable or convertible within the next 60 days are deemed beneficially owned by the beneficial owner of such options, warrants or convertible securities and are deemed outstanding for the purpose of computing the percentage of shares beneficially owned by the person holding such instruments but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding as of December 31, 2000 was 283,715,058.

 (2) According to the Form 13F filed with the Commission, Putnam Investments, Inc. possesses shared voting power over 224,416 shares and shared investment power over 17,317,717 shares.

 (3) According the Schedule 13G filed with the Commission, FMR Corporation possesses sole voting power over 2,244,548 shares and sole investment power over 16,833,072 shares.

 (4) According to the Schedule 13G filed with the Securities and Exchange Commission, Wellington Management Company, LLP possesses shared voting power over 14,555,810 shares and shared investment power over 16,570,100 shares.

 (5) Includes options to purchase 9,388,638 shares of Common Stock issuable upon the exercise of options outstanding as of December 31, 2000 or within 60 days thereafter.

 (6) Includes options to purchase 2,316,476 shares of Common Stock issuable upon the exercise of options outstanding as of December 31, 2000 or within 60 days thereafter.

 (7) Includes options to purchase 90,708 shares of Common Stock issuable upon the exercise of options outstanding as of December 31, 2000 or within 60 days thereafter.

 (8) Includes options to purchase 861,032 shares of Common Stock issuable upon the exercise of options outstanding as of December 31, 2000 or within 60 days thereafter.

 (9) Includes options to purchase 35,702 shares of Common Stock issuable upon the exercise of options outstanding as of December 31, 2000 or within 60 days thereafter.

(10) Includes options to purchase 86,380 shares of Common Stock issuable upon the exercise of options outstanding as of December 31, 2000 or within 60 days thereafter.

(11) Includes options to purchase 300,632 shares of Common Stock issuable upon the exercise of options outstanding as of December 31, 2000 or within 60 days thereafter.

(12) Includes options to purchase 158,636 shares of Common Stock issuable upon the exercise of options outstanding as of December 31, 2000 or within 60 days thereafter.

(13) Includes options to purchase 152,060 shares of Common Stock issuable upon the exercise of options outstanding as of December 31, 2000 or within 60 days thereafter.

(14) Includes options to purchase 14,845,048 shares of Common Stock issuable upon the exercise of options outstanding as of December 31, 2000 or within 60 days thereafter.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     Set forth in the table below is a list of the Company's executive officers who are not directors, together with certain biographical information.

                            OTHER EXECUTIVE OFFICERS

                      NAME                        AGE                      POSITION
                      ----                        ---                      --------
Thomas R. Mason.................................  57     Executive Vice President
Robert D. Kelly.................................  43     Senior Vice President -- Finance
Ron Walter......................................  51     Senior Vice President -- Business Development
Charles B. Clark, Jr. ..........................  53     Vice President and Corporate Controller

     Thomas R. Mason has served as Executive Vice President since August 1999 and Senior Vice President from March 1999 until August 1999. Mr. Mason is responsible for managing the Company's power plant construction and operations activities. From March 1995 to February 1999, prior to joining the Company, Mr. Mason was President and Chief Operating Officer of CalEnergy Operating Services Inc., a wholly owned subsidiary of MidAmerica Energy Holdings Company. He obtained a Master of Business Administration Degree from the University of Chicago in 1970 and a Bachelor of Science Degree in Electrical Engineering from Purdue University in 1966.

     Robert D. Kelly has served as the Company's Senior Vice
President -- Finance since January 1998 and Vice President, Finance from April 1994 to January 1998. Mr. Kelly's responsibilities include all project and corporate finance activities. From 1992 to 1994, Mr. Kelly served as Director -- Project Finance for the Company, and from 1991 to 1992, he served as Project Finance Manager. Prior to joining the Company, from 1990 to 1991, he was the Marketing Manager of Westinghouse Credit Corporation. From 1989 to 1990, Mr. Kelly was Vice President of Lloyds Bank PLC. From 1982 to 1989, Mr. Kelly was employed in various positions with The Bank of Nova Scotia. He obtained a Master of Business Administration Degree from Dalhousie University, Canada in 1980 and a Bachelor of Commerce Degree from Memorial University, Canada, in 1979.

     RON WALTER HAS SERVED AS THE COMPANY'S SENIOR VICE PRESIDENT -- BUSINESS DEVELOPMENT SINCE JANUARY 1998 AND VICE PRESIDENT, GEOTHERMAL DEVELOPMENT FROM JULY 1990 TO JANUARY 1998. MR. WALTER'S RESPONSIBILITIES INCLUDE ALL BUSINESS DEVELOPMENT ACTIVITIES AND CORPORATE AND ASSET PORTFOLIO ACQUISITIONS. FROM 1984 TO 1990, MR. WALTER SERVED AS MANAGER -- GEOTHERMAL PROJECTS FOR THE COMPANY. PRIOR TO JOINING THE COMPANY, MR. WALTER SERVED AS DIRECTOR OF
SALES -- GEOTHERMAL OF GIBBS & HILL, INC. FROM 1983 TO 1984, AND AS SENIOR ENGINEER FOR GIBBS & HILL, INC. FROM 1982 TO 1983. HE OBTAINED A MASTER OF SCIENCE DEGREE IN MECHANICAL ENGINEERING FROM OREGON STATE UNIVERSITY IN 1976 AND A BACHELOR OF SCIENCE DEGREE IN MECHANICAL ENGINEERING FROM THE UNIVERSITY OF NEBRASKA IN 1971.

     Charles B. Clark, Jr. has served as the Company's Vice President and Corporate Controller since May 1999 and as Director of Business Services for the Geysers from February 1999 to April 1999. Prior to joining the Company, Mr. Clark served as the Chief Financial Officer of Hobbs Group, LLC from March 1998 to November 1998. Mr. Clark also served as Senior Vice President -- Finance and Administration of CNF Industries, Inc. from February 1997 to February 1998. He served as Vice President and Chief Financial Officer of Century Contractors West, Inc. from May 1988 to January 1997. Mr. Clark obtained a Master of Business Administration, with a concentration in Finance, from Harvard Graduate School of Business Administration in 1976 and a Bachelor of Science Degree in Mathematics from Duke University in 1969.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain information concerning the compensation for services rendered to the Company in all capacities during each of the fiscal years ended December 31, 1998, 1999 and 2000 by the Company's chief executive officer and each of the four other most highly-compensated executive officers of the Company in 2000 who were serving as executive officers as of December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                          ANNUAL COMPENSATION        ------------------
                                      ----------------------------       SECURITIES          ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR    SALARY      BONUS      UNDERLYING OPTIONS   COMPENSATION(1)
    ---------------------------       ----   --------   ----------   ------------------   ---------------
Peter Cartwright....................  2000   $860,078   $1,000,000          93,236            $8,130
  Chairman of the Board,              1999    575,004      833,756       4,000,000             8,130
  President and Chief                 1998    400,002      600,000         880,000             8,130
  Executive Officer
Ann B. Curtis.......................  2000    383,655      400,000          92,932
  Executive Vice President,           1999    262,500      400,480         324,520             4,800
  Chief Financial Officer             1998    220,000      250,000         240,000             4,800
  and Corporate Secretary
Thomas R. Mason(2)..................  2000    393,271      400,000          93,302
  Senior Vice President               1999    219,241      305,320         160,000             4,800
                                      1998         --           --              --                --
Robert D. Kelly.....................  2000    321,924      250,000          76,568
  Senior Vice President --            1999    260,770      306,850         249,032             4,800
  Finance                             1998    205,000      230,000         172,000             4,800
Michael Polsky(3)...................  2000    100,922       57,000             100
  Senior Vice President --            1999         --           --              --                --
  SkyGen                              1998         --           --              --                --

---------------
(1) In 2000, the Company made a contribution of $4,800 to the Company's 401(k) plan for the account of each of the named executive officers and paid a premium of $3,330 on a special life insurance policy maintained by the Company for the benefit of Mr. Cartwright.

(2) Mr. Mason began his employment with the Company on March 29, 1999.

(3) Mr. Polsky began his employment with the Company on October 12, 2000.

STOCK OPTIONS

     The following table sets forth certain information concerning grants of stock options during the fiscal year ended December 31, 2000 to each of the executive officers named in the Summary Compensation Table above. The table also sets forth hypothetical gains or "option spreads" for the options at the end of their respective 10-year terms. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. No stock appreciation rights were granted during the fiscal year ended December 31, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS(1)                           POTENTIAL REALIZABLE VALUE AT
                       ------------------------------------------                ASSUMED ANNUAL RATES OF STOCK
                       OPTIONS    PERCENTAGE OF TOTAL                                  PRICE APPRECIATION
                       GRANTED    OPTIONS GRANTED TO    EXERCISE                       FOR OPTION TERM(3)
                       (NO. OF         EMPLOYEES        PRICE PER   EXPIRATION   ------------------------------
        NAME           SHARES)     IN FISCAL YEAR(2)      SHARE        DATE           5%               10%
        ----           -------    -------------------   ---------   ----------   -------------    -------------
Peter Cartwright.....   4,472(4)       *                 $ 5.565       1/2/10    $   96,673.99    $  168,653.70
Peter Cartwright.....  88,764(5)         2.173%          $19.455       2/2/05    $1,085,664.42    $2,751,070.17
Ann B. Curtis........   1,788(4)       *                 $ 5.565       1/2/10    $   38,652.30    $   67,431.31
Ann B. Curtis........   3,012          *                 $18.205      1/27/10    $   34,472.53    $   87,353.28
Ann B. Curtis........  11,332(5)       *                 $19.455       2/2/05    $   60,910.15    $  134,595.51
Ann B. Curtis........  76,800           1.8801%          $19.455       2/1/10    $  939,333.82    $2,380,268.90
Robert D. Kelly......   1,788(4)       *                 $ 5.565       1/2/10    $   38,652.30    $   67,431.31
Robert D. Kelly......   3,012          *                 $18.205      1/27/10    $   34,472.53    $   87,353.28
Robert D. Kelly......  14,168(5)       *                 $19,455       2/2/05    $   76,153.82    $  168,280.02
Robert D. Kelly......  57,600           1.4101%          $19.455       2/1/10    $  704,500.37    $1,785,201.68
Ron Walter...........  43,200           1.0576%          $19.455       2/1/10    $  528,375.28    $1,338,901.26
Thomas R. Mason......   4,472(4)       *                 $ 5.565       1/2/10    $   96,673.99    $  168,653.70
Thomas R. Mason......   3,012          *                 $18.205      1/27/10    $   34,472.53    $   87,353.28
Thomas R. Mason......   7,556(5)       *                 $19.455       2/2/05    $   40,613.94    $   89,746.18
Thomas R. Mason......  76,800           1.8801%          $19.455       2/1/10    $  939,333.82    $2,380,268.90
Thomas R. Mason......     536          *                 $ 48.75      9/19/10    $   16,427.33    $   41,626.80
Thomas R. Mason......     926          *                 $ 48.75      9/19/10    $   28,380.05    $   71,914.95
Michael P. Polsky....     100          *                 $ 43.00     10/11/10    $    2,703.31    $    6,850.18

---------------
 *  Less than one percent

(1) Unless otherwise noted herein, the following applies to each option set forth in the table above. Each option has a term of 10 years, subject to earlier termination upon the executive officer's termination of service with the Company. Each option will become exercisable for 25% of the option shares upon the officer's completion of each of the four years of service measured from the grant date. Each option will immediately become exercisable for all of the option shares upon an acquisition of the Company by merger or asset sale unless the options are assumed by the successor corporation.

(2) The Company granted options to purchase 4,109,002 shares of Common Stock during the fiscal year ended December 31, 2000.

(3) The 5% and 10% assumed annual rates of compound stock price appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or a projection by the Company of future stock prices.

(4) These options were granted under the Salary Investment Option Grant Program under the 1996 Stock Incentive Plan. They each have a term of 10 years subject to earlier termination upon the executive officer's termination of service with the Company. Each option vested pro rata on a monthly basis over the twelve calendar months of 2000.

(5) These options were granted under the Discretionary Option Grant Program under the 1996 Stock Incentive Plan as part of a bonus. They each have a term of 5 years subject to earlier termination upon the executive officer's termination of service with the Company. The options vested on the date of grant.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information concerning the exercise of options during the fiscal year ended December 31, 2000 and the number of shares subject to exercisable and unexercisable stock options held by the executive officers named in the Summary Compensation Table above as of December 31, 2000. No stock appreciation rights were exercised by such executive officers during the fiscal year ended December 31, 2000, and no stock appreciation rights were outstanding at the end of that year.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF UNEXERCISED
                                                                 OPTIONS                 VALUE OF UNEXERCISED
                                                          AT DECEMBER 31, 2000           IN-THE-MONEY OPTIONS
                                                             (NO. OF SHARES)           AT DECEMBER 31, 2000(2)
                       SHARES ACQUIRED      VALUE      ---------------------------   ----------------------------
        NAME             ON EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
        ----           ---------------   -----------   -----------   -------------   ------------   -------------
Peter Cartwright.....      687,000       $22,035,550    9,088,265      3,643,265     $393,944,155   $138,530,153
Ann B. Curtis........      195,400       $ 6,072,599    2,217.276        496,800     $ 97,726,160   $ 19,573,754
Robert D. Kelly......      240,000       $ 6,353,886      786,483        363,749     $ 33,970,937   $ 14,300,484
Ron Walter...........       10,800       $   269,886    1,376,752        323,200     $ 61,199,487   $ 12,812,105
Michael Polsky.......            0                --           --             --               --             --
Thomas R. Mason......           --                --       16,129        237,173     $    436,292   $  8,513,107

---------------
(1) Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2) Based upon the closing selling price ($45.063 per share) of the Common Stock on December 29, 2000, as reported by the New York Stock Exchange, less the option exercise price payable per share.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with Mr. Cartwright, Ms. Curtis, Mr. Kelly, Mr. Mason and Mr. Walter. Each of the employment agreements expires during 2004 unless earlier terminated or subsequently extended. The employment agreements provide for the payment of a base salary, which is subject to periodic adjustment by the Board of Directors, and provide for annual bonuses under the Company's bonus plans and participation in all benefit and equity plans. The employment agreements also provide for other employee benefits such as life insurance and health care, in addition to certain disability and death benefits. Severance benefits, including the acceleration of outstanding options, are also payable upon an involuntary termination or a termination following a change of control in the Company. Severance benefits would not be payable in the event that termination was for cause.

     Under the terms of the 1996 Stock Incentive Plan, should the Company be acquired by merger or asset sale, then all outstanding options held by the chief executive officer and the other executive officers under the 1996 Stock Incentive Plan will automatically accelerate and vest in full, except to the extent those options are to be assumed by the successor corporation. In addition, the Compensation Committee, as plan administrator of the 1996 Stock Incentive Plan, has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the chief executive officer or any other executive officer or any unvested shares of Common Stock acquired by such individual, in connection with the termination of that individual's employment following (i) a merger or asset sale in which these options are assumed or are assigned or (ii) certain hostile changes in control of the Company. In addition, certain executive officers have existing employment agreements that provide for the acceleration of their options upon a termination of their employment following certain changes in control or ownership of the Company.

                         EXECUTIVE COMPENSATION REPORT

     The following Report of the Compensation Committee on Executive Compensation and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors administers the Company's compensation policies and programs. The Compensation Committee was established in 1996 following the Company's initial public offering. The Compensation Committee (i) sets the cash compensation of the Chief Executive Officer, (ii) reviews the design, administration, and effectiveness of the cash compensation programs for other key executives and (iii) administers the Company's stock incentive plans, approving stock option grants for executive officers and approving the size of the stock option grant pool for all employees. The Compensation Committee serves under a charter adopted by the Board of Directors and is comprised entirely of outside directors who have never served as officers of the Company.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company operates in the extremely competitive and rapidly changing power industry. The Compensation Committee believes that the compensation programs for executive officers of the Company should be designed to attract, motivate, and retain talented executives responsible for the success of the Company. These programs should be developed and implemented within a competitive framework and should take into account the achievement of overall financial results and individual contributions. Within this overall philosophy, the Compensation Committee's objectives are to:

     - Offer a total compensation program that takes into consideration the compensation practices of certain comparable companies with whom the Company competes for executive talent;

     - Provide annual variable incentive awards that take into account the Company's overall financial performance relative to corporate objectives and individual contributions; and

     - Align the financial interests of executive officers with those of stockholders by providing significant long-term, equity-based incentives.

COMPENSATION COMPONENTS AND PROCESS

     The three major components of the Company's executive officer compensation are: (i) base salary, (ii) annual variable incentive awards under the Annual Management Incentive Plan (the "MIP") and (iii) long-term, equity-based incentive awards under the 1996 Stock Incentive Plan.

     The Compensation Committee determines executive officers' compensation levels with the assistance of an independent consulting firm that furnishes the Compensation Committee with executive compensation data drawn from a nationally recognized survey of comparable companies.

     The positions of the Company's Chief Executive Officer and executive officers are compared with those of their counterparts at comparable companies, and the market compensation levels for comparable positions are examined to determine base salary, target incentives, and total cash compensation. In addition, comparable companies' practices concerning stock option grants are reviewed and compared.

     Base Salary. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at comparable companies. The Company's policy is to target base salary levels that are among the most competitive in the Company's industry. Under the Salary Investment Option Grant Program in effect under the Company's 1996 Stock Incentive Plan, officers and directors of the Company subject to the short-swing profit liabilities of
Section 16 of the Securities Exchange Act of 1934, as amended, and other highly compensated employees may elect to have between $10,000 and $50,000 of their base salary invested each year in special option grants.

     Annual Variable Incentive Awards. To reinforce the attainment of Company goals, the Compensation Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. Under the MIP, the annual incentive pool for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the beginning of the fiscal year and the executive's individual contribution. The MIP requires that certain performance objectives be attained before any incentives are awarded. Once the threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. A target is set for each executive officer based on targets for comparable positions at comparable companies. In 2000, the Company exceeded its performance objectives. Awards paid reflected these results plus individual accomplishments of both corporate and functional objectives.

     Long-Term, Equity-Based Incentive Awards. The goal of the Company's long-term, equity-based incentive awards made under the 1996 Stock Incentive Plan is to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets the incentives at a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, and comparable awards made to individuals in similar positions with comparable companies. The relative weight given to each of these factors varies among individuals at the Compensation Committee's discretion.

     During 2000, the Board of Directors made option grants to Mr. Cartwright, Ms. Curtis, Mr. Kelly and Mr. Mason under the Company's 1996 Stock Incentive Plan. Each grant allows the officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Specifically, each option vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return only if the officer remains with the Company and only if the market price appreciates over the option term.

     CEO Compensation. The Company's Chairman, President and Chief Executive Officer, Peter Cartwright, has an existing employment agreement with the Company which has a term of five years (ending December 31, 2004, unless extended). The base salary rate for Mr. Cartwright in 2000 was $856,000, effective as of January 1, 2000, an increase of $106,000 from his prior salary. The increase was determined by the Board of Directors based on Mr. Cartwright's personal performance of his duties and on salary levels paid to chief executive officers of comparable companies. In setting the compensation payable to Mr. Cartwright, a significant percentage of his total compensation was tied to Company performance and long-term stock price appreciation.

     Mr. Cartwright's incentive award for 2000 was based on the Company's 2000 net income relative to a pre-established target. Because the target level was exceeded by 200%, Mr. Cartwright received a cash award for 2000 of $1,000,000.

     Compliance with Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code, the Company is not permitted to deduct for federal income tax purposes any compensation in excess of $1,000,000 paid to its Chief Executive Officer or to any of its four other most highly compensated executive officers, unless the compensation qualifies as performance-based compensation within the meaning of Section 162(m). In 2000, none of the compensation paid to the executive officers named in the Summary Compensation Table was nondeductible by reason of Section 162(m), except $860,078 paid to Mr. Cartwright under the MIP. In order to maintain its current flexibility to adjust annual incentive payments to reflect business and individual performance, the Committee does not presently intend to amend the MIP to meet the requirements for exemption from the deduction limit. The Committee will continue to monitor the effect of the deduction limit on the Company's net compensation costs, and will take appropriate action to address the limit if it is warranted.

     Any compensation deemed paid in connection with the exercise of nonqualified stock options granted under the 1996 Stock Incentive Plan before the 2001 Annual Meeting of Stockholders automatically qualifies as performance-based compensation deductible under Section 162(m). The Company is submitting the Discretionary Option Grant Program under the 1996 Stock Incentive Plan to stockholders for approval at the 2001 Annual Meeting of Stockholders to ensure that the compensation deemed paid in connection with the exercise of options and stock appreciation rights under the Discretionary Option Grant Program will remain exempt from the deduction limit under Section 162(m).

     Submitted on behalf of the Compensation Committee of the Board of Directors.

                                          Compensation Committee:

                                          Susan C. Schwab (Chair)
                                          Jeffrey E. Garten
                                          V. Orville Wright

                             AUDIT COMMITTEE REPORT

     The following Report of the Audit Committee and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is primarily responsible for assisting the Board of Directors in carrying out its duties as they relate to the Company's accounting policies, and its internal control and financial reporting practices. The Audit Committee was established in 1996 following the Company's initial public offering. The Audit Committee serves under a charter adopted by the Board of Directors that specifies the responsibilities of the Audit Committee. A copy of the Audit Committee Charter is attached as Appendix I to this Proxy Statement. The Audit Committee is comprised entirely of outside directors who have never served as officers of the Company.

     In accordance with the Audit Committee Charter, the Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During the fiscal year ended December 21, 2000, the Audit Committee met four times. The Audit Committee chairman, as representative of the Audit Committee, periodically discussed the interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer, its corporate controller and its independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Company's independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing and concurred in the appointment of a new director of internal audit. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, both with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board of Directors concurred in such recommendation.

     Submitted on behalf of the Audit Committee of the Board of Directors.

                                          Audit Committee:

                                          John O. Wilson (Chair)
                                          Jeffrey E. Garten
                                          V. Orville Wright

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 1998, the Company entered into a consulting contract with George J. Stathakis, a director of the Company. The contract became effective January 1, 1999 and terminated on December 31, 1999. Pursuant to the consulting contract, Mr. Stathakis was retained to provide, among other things, advice to the Company with regard to domestic and international business, to identify project investment opportunities and to provide advisory support to the Company's management. The consulting contract provided for a monthly retainer of $5,000 plus reimbursement of expenses. In addition, pursuant to the consulting contract, the Company granted to Mr. Stathakis a stock option to purchase 20,000 shares of Common Stock under the 1996 Stock Incentive Plan at an exercise price of $13.28125 per share, which was fully vested on October 1, 1999. As of January 1, 2000, Mr. Stathakis became a part-time employee of the Company. As a part-time employee of the Company, Mr. Stathakis is paid an annual salary of $60,000 and was granted 3,858 options on September 20, 2000 at an exercise price of $48.75 per share, vest fully on May 18, 2001, and have a ten year term.

     In June 1999, the Company made an interest-free, five-year loan to Thomas
R. Mason, Executive Vice President of the Company, in a principal amount of $500,000, secured by a deed of trust on Mr. Mason's residence. The entire balance of this loan is currently outstanding.

     In October 2000, the Company completed the acquisition of Northbrook, Illinois-based SkyGen Energy LLC ("SkyGen") from Wisvest Corporation and Michael Polsky, a Vice President and director of the Company and the President of the Company's SkyGen Energy LLC subsidiary (the "SkyGen Subsidiary"). Mr. Polsky was appointed as a Class III director of the Company upon the completion of the acquisition. Pursuant to the Stock and Note Purchase Agreement entered into in connection with the acquisition of SkyGen, the Company is obligated to make contingent payments to Mr. Polsky and two Polsky family trusts upon completion on or before July 31, 2003, of certain project development milestones with respect to each of 20 identified projects. The contingent payments equal $50,000 per megawatt of the maximum capacity of the applicable project if it is a combined-cycle project, or $37,500 per megawatt of the maximum capacity of the applicable project if it is a simple-cycle project. The maximum aggregate amount of all such contingent payments is $200,000,000, of which no more than $40,000,000 may be paid with respect to simple-cycle projects. In addition, a development budget has been allocated for each of the 20 identified projects and, to the extent that actual funds expended to achieve project development milestones with respect to a project are less than that project's development budget, the excess of the development budget over the actual expenditures is payable to Mr. Polsky and the Polsky family trusts. If, on or before July 31, 2003, Mr. Polsky is terminated by the Company without cause or certain change of control events related to the Company or the SkyGen Subsidiary occur, Mr. Polsky and the Polsky family trusts are entitled to receive a payment equal to the net present value of the remaining contingent payments that could have been earned. Alternatively, the Company may at any time terminate its obligation to make further contingent payments by making a payment to Mr. Polsky and the Polsky family trusts equal to the net present value of the remaining contingent payments that could have been earned. If Mr. Polsky voluntarily terminates his employment with the Company, any contingent payments with respect to a project made after his termination will be reduced by an amount equal to 150% of the aggregate expenditures reflected in that project's development budget. In lieu of payment to Mr. Polsky and the Polsky family trusts, Mr. Polsky has the right to cause payment of all or some of such contingent payments to instead be made to a trust, the beneficiaries of which are former participants in a phantom rights plan maintained by SkyGen and terminated in connection with the Company's acquisition of SkyGen. No contingent payments have yet been made to or on behalf of Mr. Polsky or the Polsky family trusts pursuant to the Stock and Note Purchase Agreement.

                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 31, 2000 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners.

                            STOCK PERFORMANCE GRAPH

     The following performance graph shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     On September 20, 1996, the Company issued Common Stock in its initial public offering. The Common Stock trades on the New York Stock Exchange under the symbol "CPN." The following graph compares for the period of September 30, 1996 through December 31, 2000, the total return on the Common Stock with the cumulative weighted average total return assuming reinvestment of dividends of
(i) the Standard & Poor's 500 Stock Index ("S&P 500") and (ii) an index of comparable peer issuers ("Peer Group") consisting of AES Corp., Dynegy, Inc. and Duke Energy Corp. In accordance with the rules of the Commission, the returns are indexed to a value of $100 at September 30, 1996 and the returns of each company in the Peer Group have been weighted according to their market capitalization as of the beginning of the period.

                    COMPARISON OF CUMULATIVE TOTAL EARNINGS
                          1996-2000 MEASUREMENT PERIOD

                              [PERFORMANCE GRAPH]

          -----------------------------------------------------------------------------------------------------------------------
                                                               Base
                           Company/Index                      Period
                               Name                          9/30/96     12/31/96    12/31/97    12/31/98    12/31/99    12/31/00
          -----------------------------------------------------------------------------------------------------------------------
           CALPINE                                           100.00       125.00       92.96      157.80      800.00     2,253.18
          -----------------------------------------------------------------------------------------------------------------------
           S&P 500                                           100.00       108.34      144.48      185.78      224.88       204.40
          -----------------------------------------------------------------------------------------------------------------------
           PEER GROUP                                        100.00       112.96      146.69      162.51      185.07       349.89
          -----------------------------------------------------------------------------------------------------------------------

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may refrain from voting in person and allow their proxies to be voted.

                                          By Order of the Board of Directors,

                                          Peter Cartwright
                                          Chairman of the Board, President and
                                          Chief Executive Officer

April 19, 2001
San Jose, California

                                                                      APPENDIX I

                              CALPINE CORPORATION

                            AUDIT COMMITTEE CHARTER
                         (APPROVED SEPTEMBER 16, 1999)

I. MEMBERSHIP

     There shall be a committee of the Board of Directors of Calpine Corporation ("the "Corporation") to be known as the Audit Committee ("the Committee"). The Committee shall be comprised of at least three directors elected by the Board of Directors for a term of one year. Each such director shall be independent of the management of the Corporation and free of any relationship that would interfere with their exercise of independent judgement as committee members. A chairperson shall be designated by the Board of Directors.

II. STATEMENT OF POLICY

     The Committee shall provide assistance to the Board of Directors ("Board") in fulfilling the directors' responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the Corporation and the quality and integrity of the financial reports of the Corporation. The independent auditors ultimately are accountable to the Board and the Committee. The Board and the Committee have ultimate power to hire or remove the independent auditors. The Committee shall maintain free and open communication among directors, independent auditors, internal auditors and financial management of the Corporation.

III. RESPONSIBILITIES

     In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

          A. Review and recommend to the directors, for shareholder approval, the independent auditors to be selected to audit the financial statements of the Corporation and its division and subsidiaries.

          B. Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be used, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors. Review the statement of services provided by the independent auditors to ensure their independence and objectivity is not impacted.

          C. Review with the independent auditors, the controller, internal audit director and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal controls procedures or particular areas where new or more detailed controls or procedures are desirable. Further, the Committee periodically should review the Corporation's policy statements to determine their adherence to the code of conduct.

          D. Review the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

          E. Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

          F. Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

          G. The Committee Chairman shall review with management the appointment, replacement, reassignment or dismissal of the director of internal auditing.

          H. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

          I. Provide reports to the Board of Directors regarding the matters reviewed or investigated by the Committee.

          K. Review and reassess the adequacy of the Charter of the Committee at least on an annual basis. Present any amendments or revisions of the Charter to the Board of Directors for approval.

IV. MEETINGS

     The Committee shall meet regularly with representatives of the Corporation's management and representatives of the independent auditors. As part of the Committee's responsibility to foster open communication, the Committee should meet at least annually with management, the director of internal audit, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

V. MINUTES

     Minutes shall be kept of each meeting of the Committee and will be provided to each member of the Board of Directors.

[X]     PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1.      Election of Directors Nominees:            Ann B. Curtis
                                                   V. Orville Wright

                                                   FOR    WITHHELD
                                                   [ ]      [ ]

        FOR, except vote withheld from the following nominee: _______________

2. Amendment of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.001 per share.

                                                   FOR       AGAINST     ABSTAIN
                                                   [ ]         [ ]         [ ]

3. Ratification of the appointment of Arthur Andersen LLP as independent accountants for the Company for the year ending December 31, 2001.

                                                   FOR       AGAINST     ABSTAIN
                                                   [ ]         [ ]         [ ]


I PLAN TO ATTEND THE MEETING [ ]

COMMENT/ADDRESS CHANGE       [ ]
(Please mark this box if you have written comments/address change on the reverse side.)


SIGNATURE(S)____________________________________________________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                              FOLD AND DETACH HERE

                         ANNUAL MEETING OF STOCKHOLDERS
                             OF CALPINE CORPORATION


                      THURSDAY, MAY 17, 2001 9:00 A.M. EST


                               BOSTON HARBOR HOTEL
                              BOSTON, MASSACHUSETTS

                    [SEE MAP ON REVERSE SIDE FOR DIRECTIONS]

                             YOUR VOTE IS IMPORTANT.

                  PLEASE COMPLETE, DATE AND SIGN PROXY CARD AND
            PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                                 [CALPINE LOGO]

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               CALPINE CORPORATION
                       2001 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of Calpine Corporation hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 2001 Annual Meeting of Stockholders of Calpine Corporation to be held May 17, 2001, and hereby appoints Peter Cartwright and Ann B. Curtis, and each of or either of them, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the meeting and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" (i) THE ELECTION OF THE BOARD OF DIRECTORS NOMINEES AS CLASS II DIRECTORS, (ii) THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE AND (iii) THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2001, AND AS THE PROXY HOLDER DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

 COMMENTS/ADDRESS CHANGE (PLEASE MARK COMMENTS/ADDRESS BOX ON THE REVERSE SIDE)

 ------------------------------------------------------------------------------

 ------------------------------------------------------------------------------

 ------------------------------------------------------------------------------



                                SEE REVERSE SIDE


                              FOLD AND DETACH HERE